Exhibit 10.0.6

SIXTH AMENDMENT TO
AMENDED AND RESTATED REVOLVING
CREDIT AND SECURITY AGREEMENT

BY AND AMONG

PNC BANK, NATIONAL ASSOCIATION
(AS LENDER AND AGENT),

THE LENDERS,

AND

L. B. FOSTER COMPANY
AND
CXT INCORPORATED,
(BORROWERS)

November 24, 2009

SIXTH AMENDMENT TO AMENDED AND RESTATED

REVOLVING CREDIT SECURITY AGREEMENT

THIS SIXTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT (the "Amendment") is made as of November 24, 2009, by and among L. B. FOSTER COMPANY, a corporation organized under the laws of the State of Pennsylvania, for itself and as successor by merger to Natmaya, Inc. and Fosmart, Inc. ("Foster") and CXT INCORPORATED, a corporation organized under the laws of the State of Delaware ("CXT")(each a "Borrower" and collectively "Borrowers"), the financial institutions which are now or which hereafter become a party hereto (collectively, the "Lenders" and individually a "Lender") and PNC BANK, NATIONAL ASSOCIATION ("PNC"), as agent for Lenders (PNC, in such capacity, the "Agent").

W I T N E S S E T H:

WHEREAS, the Borrowers, the Lenders and Agent are parties to that certain Amended and Restated Revolving Credit and Security Agreement dated as of May 5, 2005, as amended by a First Amendment thereto dated as of September 13, 2005, a Second Amendment thereto dated as of May 16, 2006, a Third Amendment thereto dated as of February 8, 2007, a Fourth Amendment dated as of July 27, 2007, and a Fifth Amendment thereto dated as of March 4, 2009 (as amended from time to time, the "Agreement").

WHEREAS, the Borrowers have requested the Lenders to modify certain terms and covenants set forth in the Agreement.

WHEREAS, the parties hereto desire to amend the terms of the Agreement as provided for herein.

NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

1. Definitions.

Defined terms used herein shall have the meanings given to them in the Agreement.

2. The following new definitions are hereby inserted in Section 1.2 of the Agreement in alphabetical order:

"Foreign Subsidiary" shall mean any Subsidiary not organized under the laws of the United States or any state thereof.

"Sixth Amendment Effective Date" shall mean November 24, 2009.

3. The following definition set forth in Section 1.2 of the Agreement is hereby amended and restated as follows:

"Fixed Charges" shall mean for any period the sum of Borrowers' consolidated cash interest expense, scheduled principal payments (excluding Advances) with respect to Indebtedness for borrowed money and capital leases and dividends, distributions and redemptions permitted under Section 7.7, all the foregoing of Borrowers as determined and consolidated in accordance with GAAP.  Notwithstanding the foregoing, all cash dividends, distributions and redemptions permitted under Section 7.7 which are paid in cash at a time during which all Exclusion Standards are met shall be excluded from the calculation of Fixed Charges for such period and all subsequent periods.

4. Section 7.1(a)(A), (B) and (H) of the Agreement is hereby amended and restated as follows:

"(A)           if Foster is acquiring the ownership interests in such Person and such Person is not a Foreign Subsidiary, then such Person shall join this Agreement as a Borrower or become a Guarantor for the Obligations as determined by the Agent;"

"(B)           in the case of a stock or other ownership purchase, the Person acquired by Foster, if such Person is not a Foreign Subsidiary, shall grant Liens in its assets to the Agent for the benefit of the Lenders covering the same type of assets as the Collateral, and in the case any of both a stock or other ownership purchase or an asset purchase, Foster shall cause the Lien of the Agent to be a first priority, perfected security interest;"

"(H)           the aggregate Consideration paid by Foster for all such Permitted Acquisitions, when aggregated with the amount invested by the Borrowers in joint ventures permitted under Section 7.12(b), shall not exceed $50,000,000 in the aggregate during the remaining Term from and after the First Amendment Effective Date, as such amount is increased by Net Proceeds of Significant Asset Sales from and after the First Amendment Effective Date, of which aggregate amount not more than $15,000,000 shall be used for Permitted Acquisitions of, or advances to, Foreign Subsidiaries.  In addition, at such time as the aggregate Consideration paid by Foster for all such Permitted Acquisitions, when aggregated with the amount invested by the Borrowers in joint ventures permitted under Section 7.12(b), exceeds $30,000,000, no additional Revolving Advances shall be incurred in connection with any additional Permitted Acquisition; and"

5. Section 7.1(b) of the Agreement is hereby amended and restated as follows:

"(b)           Sell, lease, transfer or otherwise dispose of any of its properties or assets, except (i) the sale of Inventory in the ordinary course of its business, (ii) the sale, disposition or transfer of any assets or Real Property located at Foster's Doraville, Georgia facility, or its Langfield Road, Texas property (iii) the sale of any securities issued by DM&E to Foster and/or Natmaya, and (iv) other sales or dispositions not in excess of $15,000,000 in the aggregate; provided however, that in the event of the sale by Borrowers of any Receivables or Inventory, the Borrowers shall receive cash or cash equivalent proceeds in an amount equal to or greater than that portion of the Formula Amount based upon such Receivables and Inventory prior to such sale."

6. Section 7.4 of the Agreement is hereby amended and restated as follows:

"7.4           Investments.

Except as otherwise permitted under Section 7.1 and Section 7.12, purchase or acquire obligations or stock of, or any other interest in, any Person, except (a) investments in the percentages permitted under the Borrowers' investment policy in U.S. Treasury bills, notes, bonds and strips, U.S. Government Agencies (FFCB, FHLB, FHLMC and FNMA), certificates of deposit or banker's acceptances in a domestic bank, domestic corporate bonds, master notes or commercial paper, variable rate demand obligations, money market funds, municipal bonds and notes and auction market preferred securities, provided that each of the foregoing investments (other than the certificates of deposit) shall meet the criteria for Investment Quality, (b) investments not in excess of $1,000,000 at any one time in the stock of Customers in settlement of Receivables and related obligations which are delinquent or in default by such Customers, and (c) equity investments in other corporations not in excess of ten percent (10%) of the aggregate ownership interests of any such corporation, provided that immediately prior to and after giving effect to any such investment (i) the Borrowers have Undrawn Availability of at least $10,000,000, and (ii) the aggregate amount of all such investments then existing does not exceed more than $10,000,000."

7. Section 7.5 of the Agreement is hereby amended and restated as follows:

"7.5           Loans.

Except as set forth on Schedule 7.5, make advances, loans or extensions of credit to any Person, including without limitation, any Parent, Subsidiary or Affiliate except with respect to (a) advances, loans or extensions of commercial trade credit in connection with the sale of Inventory in the ordinary course of its business, (b) advances, loans or extensions of credit to its employees in the ordinary course of business not to exceed the aggregate amount of $1,000,000 at any time outstanding, (c) advances, loans or extensions of credit which, when aggregated with the loans set forth on Schedule 7.5 and the guarantees permitted under Section 7.3(b), do not exceed $4,000,000 in the aggregate at any one time (excluding any advances made pursuant to Section 7.1(a)(H)), and (d) loans advanced by one Borrower to another Borrower."

8. Section 7.12(a) of the Agreement is hereby amended and restated as follows:

"(a)           Form any Subsidiary unless (i) such Subsidiary takes all actions necessary to join in this Agreement as a borrower and becomes jointly and severally liable for the obligations of Borrowers hereunder, under the Revolving Credit Note, and under any other agreement between any Borrower and Lenders, and (ii) Agent shall have received all documents, including legal opinions, it may reasonably require to establish compliance with each of the foregoing conditions.  Notwithstanding the foregoing: (A) Foreign Subsidiaries acquired in a Permitted Acquisition pursuant to Section 7.1(a)(H) shall not be required to join in this agreement as a Borrower or Guarantor, and (B) Coal Train Holdings shall not be required to join this Agreement as a Borrower nor provide the documents referenced above, so long as (x) the Borrowers do not contribute in any fiscal year more than $100,000 to Coal Train Holdings and no such contributions are made if there exists a Default or an Event of Default, and (y) Coal Train Holdings has at all times a net worth and assets (valued at market value) each less than $50,000.  Any distributions or other payments received by Coal Train Holdings from its prior ownership interest in DM&E shall not be included in the calculation of its net worth or asset valuation if such distributions and payments are further distributed to Foster within 30 days after their receipt by Coal Train Holdings."

9. Schedule Update.  Schedule 5.2(b) [Subsidiaries] to the Agreement is hereby amended and restated as set forth in Schedule 5.2(b) attached to this Amendment.

10. Representations.  Each Borrower hereby represents and warrants that it has the corporate power and has been duly authorized by all requisite corporate action to execute and deliver this Amendment and to perform its obligations hereunder.  Each Borrower hereby represents and warrants that no Default or Event of Default exists under the Agreement or shall result from the execution and delivery of this Amendment.

11. Force and Effect.  Each Lender and each Borrower reconfirms and ratifies the Agreement and all Other Documents executed in connection therewith except to the extent any such documents are expressly modified by this Amendment, and each Borrower confirms that all such documents have remained in full force and effect since the date of their execution.

12. Governing Law.  This Amendment shall be deemed to be a contract under the laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.

13. Counterparts.  This Amendment may be signed by telecopy or original in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14. Effective Date.  This Amendment shall be effective on the Sixth Amendment Effective Date upon the occurrence of all the following conditions:

(i) the execution and delivery to the Agent of this Amendment by the Borrowers and the Lenders,

(ii) the execution and delivery to the Agent of a certificate of the secretary or an assistant secretary of each Borrower, including incumbency of the officers signing this Amendment, as well as certification with respect to the resolutions of each such Borrower's board of directors with respect to this Amendment,

(iii) the Borrowers' payment to the Agent of all fees and expenses required in connection with this Amendment.

[SIGNATURE PAGES FOLLOW]

[SIGNATURE PAGE 1 OF 2 TO SIXTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT]

Intending to be legally bound, each of the parties has signed this Third Amendment to Amended and Restated Revolving Credit and Security Agreement as of the day and year first above written.

ATTEST:	L. B. FOSTER COMPANY

/s/ David L. Voltz                                                                By:/s/ David J. Russo[Seal]
Name:David J. Russo
Title:Senior V.P., CFO & Treasurer

ATTEST:	CXT INCORPORATED

/s/ David L. Voltz                                                                By:/s/ David J. Russo[Seal]
Name:David J. Russo
Title:Senior V.P., CFO & Treasurer

[SIGNATURE PAGE 2 OF 2 TO SIXTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION, a national banking association, as Lender and as Agent

By: /s/ James M. Steffy
Name: James M. Steffy
Title: Vice President

BANK OF AMERICA, N.A.

By: /s/ Christian Barrow
Name: Christian Barrow
Title: Senior Vice President

FIRST COMMONWEALTH BANK

By: /s/ Anthony M. Cardone
Name: Anthony M. Cardone
Title: Vice President

SCHEDULE 5.2(b)

L. B. Foster Company, as of November 16, 2009, has the following subsidiaries:

CXT Incorporated -  a Delaware corporation

Coal Train Holdings, LLC – a Delaware corporation